EXHIBIT 99a

                            ASSET PURCHASE AGREEMENT
                            ------------------------


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into effective as of 12:01 a.m., Central Daylight Savings Time, on the 6th day of July, 1997 (the "Effective Date") by and among Cycle Software Services, Inc., a Minnesota corporation (the "Company"); Omni Resources Corporation -- Midwest, a Massachusetts corporation ("Midwest"); and Omni Multimedia Group, Inc., a Delaware corporation ("Multimedia").

                                   BACKGROUND
                                   ----------

         Midwest desires to sell certain of its assets to the Company and the Company desires to purchase such assets.

                                    AGREEMENT
                                    ---------

         In consideration of the foregoing premises and of the mutual agreements hereinafter set forth, the Company, Midwest and Multimedia agree as follows:

         1. SALE OF ASSETS. (a) Multimedia and Midwest hereby sell, contribute, assign, transfer and deliver to the Company certain of Midwest's tangible and intangible assets, properties and rights (the "Purchased Assets"), as described in paragraphs (i) through (v) below (but excluding the Excluded Assets, as defined in Section 2), free and clear of any lien, claim, or encumbrance of any nature whatsoever, other than the Assumed Liabilities and a security interest held by Finova Capital Corporation ("FINOVA"):

                  (i) Fixed Assets. All furniture, fixtures, equipment, leasehold improvements and other fixed assets owned and used by Midwest and located at its leased premises at 8711 Lyndale Avenue South, Bloomington, Minnesota (the "Leased Premises").

                  (ii) Lease. Except as otherwise set forth herein, all of Midwest's right, title and interest in and to the lease for the Leased Premises, including any security and damage deposit related thereto (the "Lease").







                  (iii) Books and Records. All of Midwest's files, client records, job records, archives, sales, supplier and operating records, vendor lists and other records with respect to the Business (whether maintained in printed copy or computer or electronic databases), including any software related thereto, as well as copies of Midwest's employees' records for the twelve (12) month period preceding the Closing Date and copies of personnel files for Midwest's current employees.

                  (iv) Client List. All of Midwest's client lists, prospect lists and other related records with respect to (whether maintained in printed copy or computer or electronic data bases), including any related software.

                  (v) Inventory. All of Midwest's inventory, whether in the form of raw materials, work in process or finished products (the `Inventory").

         (b) The Purchased Assets are being purchased on an as is/where is basis and ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

         (c) The purchase price for the Purchased Assets (except for the Inventory) shall be $15,000, which shall be paid on behalf of Midwest to FINOVA. The Inventory is hereby transferred to the Company on a consignment basis. The Company shall use its best efforts to sell or use the Inventory in a commercially reasonable manner. In the event the Company uses any Inventory, it shall pay to FINOVA on behalf of Midwest the book value of such Inventory. Any amounts collected with respect to sales of Inventory shall be paid, on behalf of Midwest and Multimedia, to FINOVA, with an accounting of such payments to FINOVA, Midwest and Multimedia.

         2. EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, the Purchased Assets shall not include any assets not specified in
Section 1 hereof, including without limitation the following assets of Midwest (the "Excluded Assets"), which shall be retained by Midwest:






                  (a)      Midwest's accounts receivable;

                  (b) Midwest's corporate minute books and stock records and tax returns; and

                  (c) Midwest's intellectual property, including all trademarks, trade names, including the name "Omni Midwest," service marks, copyrights, drawings, current and previous marketing material, portfolios and other intellectual property owned or used by Midwest.

         3. ASSUMPTION OF LIABILITIES. Subject to the representations and warranties provided in this Agreement, the Company shall assume the liabilities, duties and obligations of Midwest arising under the Lease; provided, however, that Midwest shall retain and be responsible for (a) any liabilities or obligations arising under the Lease relating to events occurring prior to the Effective Date and (b) unpaid real estate taxes in the amount of $14,299.17 (and any penalties or late charges relating thereto), which Midwest shall pay by August 1, 1997. The Company shall offer employment to all of Midwest employees (except for Beth Bergeth, who shall be terminated by Midwest), shall credit such employees with all accrued vacation earned in connection with their employment by Midwest as of the Effective Date and shall be responsible for their salaries and benefits (excluding medical insurance) commencing on the Effective Date. Midwest shall be responsible for any obligations arising out of the termination of Ms. Bergeth. The obligations of the Company set forth in this Section 3 are hereinafter referred to as the "Assumed Liabilities."

         4. LIABILITIES EXCLUDED. Except for the liabilities assumed in Section 3, the Company is not assuming and shall not be liable for any claims, potential claims, liabilities, debts or obligations (contractual or otherwise) of Midwest or Multimedia of any kind, whether now existing or hereafter arising, whether accrued or contingent, including, without limitation, the following: (i) claims, potential claims, obligations, debts and liabilities arising directly or indirectly from or in connection with the operation of the Business on or before the Effective Date, including, without limitation, any claims, potential claims, obligations, debts, liabilities or expenses arising directly or indirectly from or in connection with any of Midwest's projects completed prior to the Effective Date; (ii) claims, potential claims and liabilities arising directly or indirectly from or in connection with the Lease prior to the Effective Date; (iii) obligations, debts and liabilities arising directly or indirectly from or in connection with any breach or default by Midwest or Multimedia with respect to obligations to third parties arising from the consummation of the transactions contemplated herein; (vi) obligations, debts and liabilities arising directly or indirectly from or in connection with any acts or omissions of Midwest or Multimedia, whether occurring before, on, or after the Effective Date; (vii) obligations, debts and liabilities arising directly or indirectly from or in connection with any liability or obligation of Midwest in respect of any state, local, federal or foreign taxes (whether in the nature of income, transfer, sales, withholding, employee, excise, property, customs, gross receipts, special assessments or other taxes or duties of any kind whatsoever) or penalties, interest or fines in respect thereof, or any reporting requirement or estimated tax payable with respect thereto; (viii) claims, potential claims, obligations, debts and liabilities arising directly or indirectly from or in connection with any litigation, investigation or other proceeding pending or threatened in respect of Midwest or Multimedia on or prior to the Effective Date or subsequently asserted which is attributable to facts existing, events or omissions occurring or projects completed by Midwest or Multimedia or their affiliates prior to the Effective Date; (ix) obligations, debts and liabilities arising directly or indirectly from or in connection with any liability or obligation to any party under any Midwest employee benefit plan; and (x) obligations, debts and liabilities arising directly or indirectly from or in connection with any liability or obligation of Midwest to any employee or former employee of Midwest for periods on or prior to the Effective Date, whether under an employment contract or for unpaid or accrued salary, severance pay, termination pay, pensions, bonuses or otherwise, but only to the extent such obligations are not being assumed by the Company hereunder.

         As used in this Section 4, "claims" shall mean demands against Midwest by Midwest's clients or others for money or equitable relief, including, but not limited to, lawsuits or arbitrations in which Midwest is a party and all events or circumstances of which Midwest has notified its insurers. As used in this
Section 4, "potential  claims" shall mean  circumstances  of which  Midwest  is or  should  be aware  and  which  may give rise to a claim by
Midwest's   clients  or  others  against  Midwest  or  Midwest's   employees  or
consultants.

         5. MIDWEST'S REPRESENTATIONS AND WARRANTIES. In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated herein, Midwest hereby makes the representations and warranties to the Company set forth below. As used throughout this Agreement, the term "knowledge" and the phrase "should have knowledge" shall mean as known to Midwest, its directors, officers and principals, as the case may be, after reasonable inquiry and investigation by Midwest, its directors, officers, and principals, as the case may be.

                  (a) Clear Title. Midwest has full right, title and interest in and to the Purchased Assets and the unrestricted right and authority to contribute, assign, transfer and deliver all of the Purchased Assets in accordance with the terms of this Agreement. All of the Purchased Assets are free and clear of all security interests, liens, pledges, mortgages, conditional sales contracts, lessors' interests (other than the Lease), attachments, judgments, claims, easements and other encumbrances of every kind and nature, except for a security interest held by FINOVA.

                  (b) Contractual Commitments. There are no written or oral commitments, contracts or agreements to which Midwest or Multimedia is a party or by which any of them is bound that will be binding upon or otherwise affect the Company or the Purchased Assets.

                  (c) Litigation. There is no action, suit, claim, litigation, investigation, proceeding or controversy in any court or any arbitration or other proceeding before any arbitrator or public commission, bureau, board or agency pending, or, to the best knowledge of Midwest, threatened by or against Midwest. There is no judgment, order, writ, stipulation, award or injunction enjoining Midwest in the conduct of its business or any decree of any court or governmental agency adversely affecting the operation of its business.

                  (d) Midwest's Employees. Midwest has no written or oral agreement with any employee that is not terminable by Midwest upon not more than 30 days' written notice without payment of any additional consideration. No unfair labor practice, equal opportunity complaint, wage and hour complaint, OSHA, or other alleged employment-, health- or safety-related or health violation is pending or, to the best knowledge of Midwest, threatened against Midwest.

                  (e) Incorporation, Legal Capacity, and Authority. Midwest is duly organized, validly existing and in good standing under the laws of the State of Minnesota. Midwest is qualified to do business in any states where it is required to qualify to transact business, except where the failure to qualify would not have a material adverse effect on Midwest.

                  (f) Authorization. This Agreement and the transactions provided for hereunder have been duly authorized by all necessary corporate action of Midwest and Multimedia, and this Agreement constitutes the valid and legally binding obligation of Midwest and Multimedia, enforceable against each in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will violate any provision of Midwest's articles of incorporation, by-laws or any provision of any agreement, indenture, instrument, order, judgment or decree to which Midwest or Multimedia is a party or by which any one or more of them is bound.

                  (g) No Disputes. Midwest has no material disputes with any of its creditors or employees.

                  (h) Taxes. Midwest has duly filed all reports and returns required to be filed on or before the Effective Date with respect to sales and use taxes, and all sales and use taxes due and payable in connection with Midwest's business up to the Effective Date have been or will be paid when required to be paid.

                  (i) Ownership of Midwest. Multimedia owns 100 percent of the outstanding common stock of Midwest and no other rights to or interests in Midwest common stock exist or are outstanding.

                  (k) No Brokers. Midwest and Multimedia have no contractual commitments with, or are required to pay to, any broker or finder any commission or fee in connection with the consummation of the transactions contemplated in this Agreement.







         6. THE COMPANY'S REPRESENTATIONS AND WARRANTIES. In order to induce Midwest and Multimedia to enter into this Agreement and to consummate the transaction contemplated herein, the Company makes the representations and warranties set forth below.

                  (a) Organization. The Company is duly organized, validly existing, and in good standing under the laws of the State of Minnesota. The Company is qualified to do business in all states where it is required to qualify to transact business, except where the failure to qualify would not have a material adverse effect on the Company. To the best of the Company's knowledge, no consent, approval, or order of, no registration, filing, or qualification with, and no application or notice to any third party is required in order to consummate the transactions contemplated in this Agreement.

                  (b) Authorization. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, or violate any provision of the Company's Articles of Incorporation, Bylaws or any provision of any agreement, indenture, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

                  (c) Litigation. There is no action, suit, claim, litigation, investigation, proceeding or controversy in any court or any arbitration or other proceeding before any arbitrator or public commission, bureau, board or agency pending, or, to the best knowledge of the Company, threatened by or against the Company. There is no judgment, order, writ, stipulation, award or injunction enjoining the Company in the conduct of its business or any decree of any court or governmental agency adversely affecting the operation of its business.

                  (d) No Brokers. The Company has no contractual commitments with, or is required to pay to, any broker or finder any commission or fee in connection with the consummation of the transactions contemplated in this Agreement.

         7.       COVENANTS OF THE PARTIES.

                  (a) Medical Coverage. Midwest shall offer COBRA medical coverage to its employees through August 31, 1997, at the employees' cost.






                  (b) Accounts Receivable. The Company shall use its standard and customary efforts to collect on behalf of, and as agent for, Midwest the accounts receivable outstanding as of the Effective Date and shall promptly pay to FINOVA, on behalf of Midwest and Multimedia, any amounts so collected, with an accounting of such payments to FINOVA, Midwest and Multimedia. Midwest hereby constitutes the Company the true and lawful attorney of Midwest for ninety days from the date hereof, to demand and receive payments with respect to such accounts receivable and to give receipts in respect of the same and to assert or enforce any claim, right or title of Midwest with respect to said accounts receivable. The Company shall not compromise or settle any unpaid receivable without the prior consent of Midwest. At the expiration of such ninety day period, the Company shall assign to Midwest, at Midwest's option, any receivable which has not been fully collected.

                  (c) Preservation of Records. Midwest will, for a period of three years after the Effective Date, maintain and keep copies of any books and records that have been retained by Midwest in the ordinary course and relate to its business and its operations prior to the Effective Date, and will permit the Company or its duly authorized officers, agents or employees, to examine any such books and records upon prior notice, at reasonable times.

                  (d) Further Assurance. For the better assuring and confirming in the Company of its rights in and title to the Purchased Assets, Midwest and Multimedia shall execute and deliver or cause to be executed and delivered all such further bills of sale, assignments, powers of attorney and assurances as the Company shall reasonably request. Midwest and Multimedia agree that they will not (and will cause Omni Resources Corporation - Midwest not to) take any action detrimental or adverse to the Company in connection with their rights, pursuant to a Letter Agreement with FINOVA, dated February 7, 1997, to purchase or obtain any assignment of amounts owed to FINOVA, or to enforce the same against the Company.

         8.       CONDITIONS TO CLOSING.

         It shall be a condition to the Company's obligation to execute and close this Agreement that FINOVA consent to this transaction and agree to release its security interest in the Purchased






Assets  (other  than  the  Inventory  and  proceeds  therefrom),   in  a  manner
satisfactory to the Company and to permit the sale of the Inventory in the normal and ordinary course. It shall be a condition to Midwest's and
Multimedia's obligation to execute and close this Agreement that they be released from obligations under the Lease (except as set forth in Section 3(b) hereof) in a manner satisfactory to them.

         9.       INDEMNIFICATION.

                  (a) Indemnity for Damages. The Company shall indemnify, defend and hold Midwest and Multimedia, their affiliates, directors and officers and each of their successors and assigns, harmless in respect of any Damages (as hereinafter defined) incurred by such parties; and Midwest and Multimedia, jointly and severally, shall indemnify, defend and hold the Company, its affiliates, directors and officers, and each of their successors and assigns, harmless in respect of any Damages incurred by such parties.

                  (b) Definition of Damages. "Damages" as used in this Section 12 shall mean any claim, loss, cost, expense, liability, fine, penalty, interest, payment or damage (including reasonable attorneys' fees, accountants' fees, and any cost of litigation, negotiation, settlement, or appeal):

                           (i) incurred by the Company,  its  shareholders,  its
affiliates, directors or officers, or their successors or assigns, resulting or arising from or in connection with (A) the breach of any of the representations or warranties made by Midwest; (B) the breach or the failure of performance by Midwest or Multimedia of any of the covenants required to be performed by them hereunder; (C) other than the Assumed Liabilities, any liability arising from or in connection with the operation of the Midwest's business on or prior to the Effective Date; or (D) the Excluded Assets or any obligation, debt, or other liability of Midwest, of any nature whatsoever, not expressly assumed by the Company pursuant hereto; provided, however, that Midwest and Multimedia shall not be liable for any amounts in excess of $20,000 in the aggregate with respect to any Damages arising from subsection (i)(A).







                           (ii)   incurred   by   Midwest,   Multimedia,   their
affiliates, their directors or officers or their successors or assigns resulting or arising from or in connection with (A) the breach of any of the representations or warranties made by the Company in this Agreement; (B) the breach or failure of performance by the Company of any of the covenants required to be performed by the Company hereunder, including but not limited to, any failure to pay amounts due Midwest under this Agreement or any failure to assume, pay, discharge, or perform any of the Assumed Liabilities; or (C) any liability arising exclusively from the use of the Purchased Assets after the Effective Date.

                  (c) Definition of Affiliates. The term "Affiliate" of the Company, Midwest or Multimedia shall mean any person directly or indirectly controlling, controlled by, or under common control with, the Company, Midwest or Multimedia, as the case may be.

         10. EXPENSES. The Company, Midwest and Multimedia shall each pay their respective costs and expenses, including, without limitation, attorney and accounting fees, incurred or to be incurred by them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         11.      MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement supersedes all other agreements and understandings among the parties, either oral or written, constitutes the entire agreement of the parties with respect to the subject matter hereof, and shall be amended only by an instrument in writing executed by all parties.

                  (b) Binding Effect. This Agreement and the covenants herein contained shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, assigns, and legal representatives.

                  (c) Notices. Any notices hereunder shall be deemed given when personally delivered in writing, when dispatched via overnight courier or when mailed as described below, and shall be deemed received when personally delivered in writing, twenty-four (24) hours after being sent via overnight express courier, or seventy-two (72) hours after it has been deposited in the United States Mail, registered or certified, postage prepaid, properly addressed to the party to whom it is intended at the address set forth below or at such other address to which notice is given in accordance herewith:

                           (i)      In the case of the Company, to:

                                    6552 Edenvale Boulevard
                                    Eden Prairie, Minnesota 55346
                                    Attn:  David H. Littlefield

                                    With a copy to:

                                    Mark S. Weitz, Esq.
                                    Leonard, Street and Deinard, P.A.
                                    150 South Fifth Street, Suite 2300
                                    Minneapolis, Minnesota 55402

                           (ii)     In the case of Midwest and Multimedia:

                                    Omni Multimedia Group, Inc.
                                    50 Howe Avenue
                                    Milbury, Massachusetts 01527
                                    Attn:  Robert E. Lee
                                    Executive Vice President

                                    With a copy to:

                                    Richard Wise, Esq.
                                    Gordon & Wise
                                    101 Federal Street, 17th Floor
                                    Boston, MA  02110

                  (d) Specific Performance. In addition to any other remedies the parties may have under this Agreement or at law or equity, the parties acknowledge that the Purchased Assets are unique and that a party may have no adequate remedy at law if the other party shall fail to perform any of its obligations hereunder. In such event, such party shall have the right, in addition to any other rights it may have under this Agreement or under law, to specific performance of this Agreement plus costs and attorneys fees.







                  (e) Paragraph and Subparagraph Headings, Etc. Paragraph and subparagraph headings throughout this Agreement are for the convenience of the parties and do not constitute a part of this Agreement. Personal pronouns shall be deemed masculine, feminine or neuter, singular or plural, as the context requires.

                  (f) Governing Law. This Agreement shall be governed by the laws of the State of Minnesota.

                  (g) Counterparts. This Agreement may be executed in several counterparts, including execution by facsimile counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument representing the Agreement among the parties.

                  (h) Further Assurances. Each party agrees to execute and deliver, or cause to be executed and delivered, all instruments, certificates, and documents, and to take all such other actions, as the other party to this Agreement may reasonably request from time to time in order to effectuate the purpose and intent of this Agreement.

         (i)  Survival  of   Representations   and   Warranties.   Each  of  the
representations and warranties of the parties contained in this Agreement shall survive the Closing.

         (j) Third Party Beneficiary. FINOVA shall be a third party beneficiary of, and shall be entitled to enforce, the Company's obligations as set forth in Sections 1(c) and 7(b) hereof.

                                   SIGNATURES:
                                   CYCLE SOFTWARE SERVICES, INC.



                                   By_______________________________
                                       Its_____________________________


                                   OMNI RESOURCES CORPORATION -- MIDWEST












                                   By_______________________________
                                       Its_____________________________


                                   OMNI MULTIMEDIA GROUP, INC.



                                   By_______________________________
             Its___